Exhibit 99.1

GLOBAL EAGLE REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER OF 2019

Record Quarterly Revenue of $170 million

Net Loss of $41.3 million

Record Adjusted EBITDA* of $25.4 million up 37.7% versus prior-year period

LOS ANGELES, CA, November 7, 2019—Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle,” the “Company” or “we”), a leading provider of media, content, connectivity and data analytics to markets across air, sea and land, today announced financial results for the third quarter ended September 30, 2019. For the third quarter of 2019, Global Eagle recorded record revenue of $170 million; incurred a net loss of $41.3 million and generated record Adjusted EBITDA* of $25.4 million despite the headwind due to the Boeing 737 MAX grounding.

“We are excited about generating record revenue and Adjusted EBITDA during the third quarter,” commented Josh Marks, CEO of Global Eagle. “We are building a culture of continuous improvement that is positively impacting our results. We achieved our goal of $25 million of Adjusted EBITDA a quarter earlier than our guidance. Our third quarter performance highlights our success balancing product innovation with meaningful improvements in our cost structure.”

Financial Results

During the third quarter, Global Eagle continued its significant improvement in financial performance. Record revenue of $170 million was up 3.6% over the prior-year period driven by 170.4% growth in Connectivity equipment revenue led by increased aircraft installations. Our revenue growth was partially offset by an intentional decline in distribution revenue within the Media & Content segment as the Company continues to exit unprofitable business activities with unfavorable cash flow profiles. Gross margin improved 1.3 percentage points sequentially driven by the improvement in Media & Content gross margin. Media & Content gross margin improvement was mainly driven by higher revenue due to the timing of content refresh cycles and the initiation of a large new content service provider (CSP) customer. Net loss was $41.3 million for the third quarter. Adjusted EBITDA of $25.4 million increased 37.7% versus the prior-year period. With our Phase II cost savings initiatives successfully implemented, we have identified Phase III cost initiatives that we plan to implement in the first half of 2020. Our Phase III initiatives will target business process reengineering and procurement initiatives. We continue to expect to generate a minimum of $25 million of Adjusted EBITDA in the fourth quarter of 2019. We expect to transition to positive free cash flow on a sustainable basis upon the return of the Boeing 737 MAX. As of September 30, 2019, the Company had approximately $68 million of liquidity which includes cash and unused revolver capacity.

“Our improved financial performance, evident in our third quarter results, is mirrored by operational improvements throughout our organization. We plan to build on this foundation in 2020,” said Christian Mezger, CFO of Global Eagle. “I am particularly enthusiastic about the progress we continue to make toward generating free cash flow on a sustainable basis, and with Phase III actions identified, we are confident we can achieve this milestone in 2020 independent of Boeing 737 MAX service re-entry.”

Connectivity

Global Eagle’s Connectivity segment is a leading provider of satellite-based passenger connectivity for single-aisle airliners and broadcaster of live television to aviation and maritime markets. Connectivity segment revenue was up 6.5% year-over-year despite the impact of the Boeing 737 MAX grounding as discussed below. Inflight connectivity installations and activations continue at Air France powered by Global Eagle’s Ku high-throughput satellite (HTS) network. We operate the first EMEA HTS inflight connectivity network to provide consistent coverage and up to 500 Mbps throughput in Europe, Russia, Scandinavia, and North Africa. The Company has also now executed the service and equipment contracts with our previously announced new connectivity customer, Turkish Airlines.

Boeing 737 MAX Impact

Based on current information, the Company expects the Boeing 737 MAX aircraft in its fleet of connected aircraft to resume normal operations in the first quarter of 2020. Due to regulatory actions beyond our control and unrelated to passenger connectivity systems, our MAX-connected aircraft remained grounded during the third quarter. We continue to forecast that MAX program issues will impact services revenue, including both Connectivity and Media & Content revenue, by approximately $3 million per quarter, with an Adjusted EBITDA impact of approximately $2 million per quarter. For the full year 2019, we continue to estimate the impact on services revenue to be approximately $8 million, with an Adjusted EBITDA impact of approximately $5 million. We remain focused on working with our airline partners and with Boeing to be ready when the MAX returns to service.

Media & Content

During the third quarter, Media & Content revenue was up 0.6% over the prior-year quarter primarily due to two factors. First, our CSP business grew $6.2 million driven by new customers including the large new CSP customer that we announced in March 2019. Second, we continued to intentionally exit certain unprofitable activities in our distribution business with unfavorable cash flow profiles, which had a $5.7 million adverse impact on revenue in the third quarter.

Global Eagle’s digital content supply chain technology platform, branded Open™, is now active. We will continue to transition customers onto Open™ throughout 2020. Our Open™ platform is unique to the industry and optimizes workflow for the cloud environment, tracks content from acquisition to delivery, all while collecting data throughout to improve analytics. To date, Open™ has delivered 250,000 media assets to airlines. The platform will enable new efficiencies and capabilities for 4K/HD content, broader content selection and greater content customization.

Phase III Cost Savings Initiatives

In the third quarter, the Company began planning its Phase III cost savings initiatives. Phase III will target business process reengineering and procurement initiatives across all business units. Implementation of the initiatives will begin in early 2020. These savings are expected to benefit both cost of sales and operating expenses. We will provide additional details regarding the amount and timing of our Phase III cost savings initiatives on our fourth quarter 2019 earnings call.

Strategic Initiatives

The Company continues to work with its financial advisor, Barclays Capital Inc., to evaluate offers for all or a portion of the non-aviation components of our Connectivity business. We continue to expect the evaluation process to conclude by the end of year. Separately, the Company also continues to evaluate the potential sale of certain joint venture interests also by the end of year.

Third Quarter Summary

•

Total revenue for the third quarter of 2019 was $170 million, up $5.9 million or 3.6% versus the prior-year period. Revenue growth was driven by increased Connectivity equipment installations, new CSP customers including the initiation of a large contract. Revenue growth was partially offset by a decline in Connectivity service revenue resulting from the Cruise contract reset in the fourth quarter of 2018, and a $5.7 million decline in Media & Content distribution revenue as the Company continues to exit unprofitable business activities with unfavorable cash flow profiles.

•

Gross margin improved to 22.4% during the quarter, a 1.3 percentage point increase versus the second quarter of 2019, driven by Media & Content gross margin. Media & Content gross margin improved mainly driven by two items: higher revenue levels associated with the timing of content refresh cycles and new customers including the initiation of a large new CSP customer.

•

Operating expenses were $54.0 million, increasing $5.5 million versus the second quarter of 2019 and decreasing $3.0 million versus the prior-year period. Operating expenses were impacted by $5.6 million related to the provision for legal settlements and $2.1 million of non-ordinary course legal fees including related to settlements. Excluding these costs, operating expenses improved on a sequential basis and relative to the prior-year period driven by the implementation of our Phase II cost savings initiatives earlier in the year.

•

Net loss for the third quarter of 2019 was $41.3 million, up sequentially due to an increased provision for legal settlements and non-ordinary course legal fees including related to settlements as discussed above. Net loss was down versus the prior-year period, due to higher revenue, improved gross margin and lower operating expenses partially offset by higher interest expense and income tax.

•

Adjusted EBITDA for the third quarter of 2019 was $25.4 million, which was a 11.5% increase versus the second quarter of 2019 and a 37.7% increase versus the prior-year period. The improvement in Adjusted EBITDA versus both periods was primarily driven by higher revenue and gross margin discussed above. EBITDA was $7.7 million for the third quarter of 2019 and includes the adverse impact of $7.7 million consisting of $5.6 million related to the provision for legal settlements and $2.1 million of non-ordinary course legal fees including related to settlements.

Webcast

We will host a live webcast on Thursday, November 7, 2019 at 5:00 p.m. EDT (2:00 p.m. PDT). We will make the webcast and an accompanying slide presentation available on the Investor Relations section of our website at http://investors.geemedia.com/events-and-presentations. We will maintain an archive of the webcast on our website for 30 days following the event.

About Global Eagle

Global Eagle is a leading provider of media, content, connectivity and data analytics to markets across air, sea and land. Global Eagle offers a fully integrated suite of rich media content and seamless connectivity solutions to airlines, cruise lines, commercial ships, high-end yachts, ferries and land locations worldwide. With approximately 1,100 employees and 35 offices on six continents, the Company delivers exceptional service and rapid support to a diverse customer base. Find out more at: www.GlobalEagle.com.

Contact:

Peter A. Lopez

Vice President, Finance and Investor Relations

+1 310-740-8624

investor.relations@GlobalEagle.com

pr@GlobalEagle.com

*	About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States, or GAAP, we present EBITDA, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures, as measures of our performance. The presentations of EBITDA, Adjusted EBITDA and free cash flow are not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss), cash flows from operations or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity. For a reconciliation of EBITDA, Adjusted EBITDA and free cash flow to its most comparable measure under GAAP, please see the table entitled “Reconciliation of GAAP to Non-GAAP Measure” at the end of this press release. Further, we note that Adjusted EBITDA as presented herein is defined and calculated differently than the “Consolidated EBITDA” definition in our senior secured credit agreement and in our second lien notes, which Consolidated EBITDA definition we use for financial-covenant-compliance purposes and as a measure of our liquidity.

EBITDA, Adjusted EBITDA and free cash flow are three of the primary measures used by our management and Board of Directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short- and long-term operational plans. Additionally, Adjusted EBITDA is one of the primary measures used by the Compensation Committee of our Board of Directors to establish the funding targets for (and subsequent funding of) our Annual Incentive Plan bonuses for our employees. We believe our presentation of EBITDA, Adjusted EBITDA and free cash flow is useful to investors both because it allows for greater transparency with respect to key metrics used by our management in their financial and operational decision-making and because our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as EBITDA (net income (loss) before (a) interest expense (income), (b) income tax expense (benefit) and (c) depreciation and amortization), as further adjusted to exclude (when applicable in the period) (1) change in fair value of financial instruments, (2) other (income) expense, including (gains) losses from foreign-currency-transaction (gains) and from other investments, which include impairment charges relating to our joint ventures, (3) goodwill impairment expense, (4) stock-based compensation expense, (5) strategic-

transaction, integration and realignment expenses (as described below), (6) auditor and third-party professional fees and expenses related to our internal-control deficiencies (and the remediation thereof) and complications in our audit process relating to our control environment, (7) (gain) loss on disposal and impairment of fixed assets, (8) non-ordinary-course legal expenses (as described below), (9) losses related to significant customer bankruptcies or financial distress (as described below) and (10) expenses incurred in connection with grounded aircraft resulting from orders, airworthiness directives and other regulations issued by U.S. and foreign civil aviation authorities. Management does not consider these items to be indicative of our core operating results.

“Losses related to significant customer bankruptcies or financial distress” includes (1) our provision for bad debt associated with significant bankruptcies or financial distress of our customers, (2) the costs (e.g., content acquisition fees) that we incurred to maintain service to those customers during their bankruptcy proceedings in order to preserve the customer relationship and (3) costs relating to providing services to customers for whom we recognize revenue on a cash basis due to their financial distress.

“Non-ordinary-course legal expenses” includes third-party professional fees and expenses and estimated loss contingencies, provisions for legal settlements and other expenses associated with non-ordinary-course employment, corporate and intellectual-property-infringement disputes.

“Strategic-transaction, integration and realignment expenses” includes (1) transaction and procurement-related expenses and costs (including third-party professional fees) attributable to acquisition, financing, investment and other strategic-transaction activities (including for new product and proof-of-concept testing), (2) integration and realignment expenses and allowances, (3) employee-severance, -retention and -relocation expenses, (4) purchase-accounting adjustments for deferred revenue, costs and credits associated with companies and businesses that we have acquired through our M&A activities and (5) estimated loss contingencies, provisions for legal settlements and other expenses related to claims at companies or businesses that we acquired through our M&A activities for underlying liabilities that pre-dated our acquisition of those companies or businesses.

We define free cash flow as cash flows from operating activities less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to our expected Adjusted EBITDA, revenue and margin growth and sustainable positive free cash flow in future periods, our aviation-connectivity installations in future periods, the impact of Boeing 737 MAX aircraft grounding on our financial performance, our business and financial-performance outlook, industry, business strategy, plans, the potential sale of certain businesses and assets, business and M&A integration activities, operating-expense and cost structure improvements and reductions and our ability to execute and realize the benefits of our cost-savings plans, international expansion, future technologies, future operations, financial covenant compliance, margins, profitability, future efficiencies, liquidity, ability to generate positive cash flow from operating activities, and other financial and operating information. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.

Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•

our ability to timely remediate material weaknesses in our internal control over financial reporting; the effect of those weaknesses on our ability to report and forecast our operations and financial performance; and the impact of our remediation efforts (and associated management time and costs) on our liquidity and financial performance;

•	our ability to maintain effective disclosure controls and internal control over financial reporting;
•	our ability to execute on our operating-expense and cost-structure realignment plan and realize the benefits of those initiatives;
•	our ability to sell certain businesses and/or assets on favorable terms or at all, and our ability to realize the anticipated benefits from any such sales;
•	the timing and conditions surrounding the return to service of the Boeing 737 MAX aircraft;

•	our ability to properly implement the new leasing standard (ASC 842);
•	our dependence on the travel industry;
•	future acts or threats of terrorism;
•	our ability to obtain new customers and renew agreements with existing customers;
•	our customers’ solvency, inability to pay and/or delays in paying us for our services, and potential claims related to payments from customers received prior to such customers’ insolvency proceedings;
•	our ability to retain and effectively integrate and train key members of senior management;
•	our ability to recruit, train and retain highly skilled technical employees;
•	negative external perceptions that damage our reputation among potential customers, investors, employees, advisors and vendors;
•	our ability to receive the anticipated cash distributions or other benefits from our investment in the Wireless Maritime Services joint venture;
•	customer attrition due to direct arrangements between satellite providers and customers;
•	our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited;
•	the effect of a variety of complex U.S. and foreign tax laws and regimes due to the global nature of our business;
•	our ability to continue to be able to make claims for e-business and multimedia tax credits in Canada;
•	our exposure to foreign currency risks;
•	the effect of political changes and developments globally on our customers and our business (including Brexit and the ongoing political unrest in Hong Kong);
•	our dependence on our existing relationship and agreement with Southwest Airlines;
•

our need to invest in and develop new broadband technologies and advanced communications and secure networking systems, products and services and antenna technologies as well as their market acceptance;

•	increased demand by customers for greater bandwidth, speed and performance and increased competition from new technologies and market entrants;
•	our reliance on “sole source” service providers and other third parties for key components and services that are integral to our product and service offerings;
•	the potential need to materially increase our investments in product development and equipment beyond our current investment expectations;
•

our ability to expand our international operations and the risks inherent in our international operations, especially in light of current and future trade and national-security disputes (including disputes between the United States and other countries such as China and Turkey);

•

service interruptions or delays, technology failures, damage to equipment or software defects or errors and the resulting impact on our reputation and ability to attract, retain and serve our customers;

•	equipment failures or software defects or errors that may damage our reputation or result in claims in excess of our insurance or warranty coverage;
•	satellite failures or degradations in satellite performance;
•	our ability to integrate businesses or technologies we have acquired or may acquire in the future;
•

increased on-board use of personal electronic devices and content accessed and downloaded prior to travel and our ability to compete as a content provider against “over the top” download services and other companies that offer in-flight entertainment products;

•	pricing pressure from suppliers and customers in our Media & Content segment and a reduction in the aviation industry’s use of intermediary content service providers (such as us);
•	a reduction in the volume or quality of content produced by studios, distributors or other content providers or their refusal to license content or other rights upon terms acceptable to us;
•	a reduction or elimination of the time between our receipt of content and it being made available to the rental or home viewing market (i.e., the “early release window”);
•	increased competition in the in-flight entertainment (“IFE”) and in-flight connectivity (“IFC”) system supply chain;
•	our ability to plan expenses and forecast revenue due to the long sales cycle of many of our Media & Content segment’s products;
•

the refusal of content providers to license content to us, operational complexity and increased costs or reducing content that we offer due to challenges maintaining and tracking our music content licenses and rights related thereto, which could cause a decline in customer retention or inability to win new business;

•	our use of fixed-price contracts for satellite bandwidth and potential cost differentials that may lead to losses if the market price for our services declines relative to our committed cost;
•	our use of fixed-price contracts in our Media & Content segment that may lead to losses in the future if the market price for our services declines relative to our committed cost;
•	our ability to develop new products or enhance those we currently provide in our Media & Content segment;
•	our ability to successfully implement a new enterprise resource planning system;

•	the effect on our business and customers due to disruption of the technology systems utilized in our business operations;
•	our ability to protect our intellectual property;
•

the effect of cybersecurity attacks, data or privacy breaches, data or privacy theft, unauthorized access to our internal systems or connectivity or media and content systems, or phishing or hacking, on our business, our relationships with customers, vendors and our reputation;

•	the costs to defend and/or settle current and potential future civil intellectual property lawsuits (including relating to music and other content infringement) and related claims for indemnification;
•	changes in regulations and our ability to obtain regulatory approvals to provide our services or to operate our business in particular countries or territorial waters;
•

compliance with U.S. and foreign regulatory agencies, including the Federal Aviation Administration (“FAA”), the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), Federal Communications Commission (“FCC”), and Federal Trade Commission (“FTC”) and their foreign equivalents in the jurisdictions in which we and our customers operate;

•	regulation by foreign government agencies that increases our costs of providing services or requires us to change services;
•	changes in government regulation of the Internet, including e-commerce or online video distribution;
•

our ability to comply with trade, export, anti-money laundering and anti-bribery practices and data protection laws, especially the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, the General Data Protection Regulation and the California Consumer Privacy Act once effective on January 1, 2020;

•

changes in foreign and domestic civil aviation authorities’ orders, airworthiness directives, or other regulations that restrict our customers’ ability to operate aircraft on which we provide services;

•	our (along with our directors’ and officers’) exposure to civil stockholder litigation relating to our investor disclosures and the related costs of defending and insuring against such litigation;
•

uninsured or underinsured costs associated with stockholder litigation and any uninsured or underinsured indemnification obligations with respect to current and former executive officers and directors;

•

limitations on our cash flow available to make investments due to our substantial indebtedness and our ability to generate sufficient cash flow to make payments thereon, comply with our reporting and financial covenants, or fund our operations;

•

our ability to repay the principal amount of our bank debt, second lien notes due June 30, 2023 (the “Second Lien Notes”) and/or 2.75% convertible senior notes due 2035 (the “Convertible Notes”) at maturity, to raise the funds necessary to settle conversions of our Convertible Notes or to repurchase our Convertible Notes upon a fundamental change or on specified repurchase dates or due to future indebtedness;

•	the conditional conversion of our Convertible Notes;
•	the effect on our reported financial results of the accounting method for our Convertible Notes;
•

the impact of the fundamental change repurchase feature and change of control repurchase feature of the securities purchase agreement governing our Second Lien Notes on our price or potential as a takeover target;

•	our potential as a takeover target due to price depression of our common stock;
•	the dilution or price depression of our common stock that may occur as a result of the conversion of our Convertible Notes and/or Searchlight warrants;
•

our ability to meet the continued listing requirements of The Nasdaq Stock Market (“Nasdaq”), in particular given our receipt of a second notice from Nasdaq that our stock price does not meet the minimum $1.00 per share stock price requirement pursuant to Nasdaq rules;

•	conflicts between our interests and the interests of our largest stockholders;
•	volatility of the market price of our securities;
•	anti-takeover provisions contained in our charter and bylaws;
•	the dilution of our common stock if we issue additional equity or convertible debt securities; and,
•	other risks and factors listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequently filed Quarterly Reports on Form 10-Q.

The forward-looking statements herein speak only as of the date the statements are made as of (the filing date of this press release). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Financial Information

The table below presents financial results for the three months and nine ended September 30, 2019 and 2018.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Licensing and services	$152,520	$157,604	$448,127	$460,560
Equipment	17,369	6,423	45,848	25,927

Total revenue	169,889	164,027	493,975	486,487
Cost of sales:
Licensing and services	117,875	123,126	357,452	357,523
Equipment	13,998	5,443	32,832	15,859

Total cost of sales	131,873	128,569	390,284	373,382

Gross margin	38,016	35,458	103,691	113,105
Operating Expenses:
Sales and marketing	6,675	8,989	22,289	29,499
Product development	6,740	7,477	19,844	25,536
General and administrative	28,275	31,620	83,416	100,384
Provision for (gain from) legal settlements	5,555	(509)	6,088	(134)
Amortization of intangible assets	6,778	9,447	22,377	30,367

Total operating expenses	54,023	57,024	154,014	185,652
Loss from operations	(16,007)	(21,566)	(50,323)	(72,547)
Other (expense) income:
Interest expense, net	(23,881)	(20,048)	(67,487)	(55,399)
Income from equity method investments	3,130	2,022	7,776	3,611
Change in fair value of derivatives	(6)	(196)	932	(287)
Other expense, net	(202)	(588)	(486)	(936)

Loss before income taxes	(36,966)	(40,376)	(109,588)	(125,558)
Income tax expense	4,308	2,852	7,755	1,865

Net loss	$(41,274)	$(43,228)	$(117,343)	$(127,423)

Net loss per share – basic and diluted	$(0.45)	$(0.47)	$(1.27)	$(1.40)

Weighted average shares outstanding – basic and diluted	92,737	91,408	92,279	91,101

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2019	December 31, 2018
Assets
CURRENT ASSETS:
Cash and cash equivalents	$9,728	$39,154
Restricted cash	908	801
Accounts receivable, net	99,132	97,623
Inventories	31,827	34,649
Prepaid expenses	3,307	9,104
Other current assets	11,605	10,498

TOTAL CURRENT ASSETS:	156,507	191,829
Content library	4,566	6,966
Property, plant and equipment, net	158,931	176,577
Right-of-use assets	34,921	—
Goodwill	159,591	159,562
Intangible assets, net	61,754	84,136
Equity method investments	81,514	83,135
Other non-current assets	25,624	14,882

Total Assets	$683,408	$717,087

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$186,159	$177,056
Deferred revenue	10,421	7,430
Current portion of long-term debt and finance leases	16,533	22,673
Current portion of operating lease liabilities	5,177	—
Other current liabilities	8,533	5,032

TOTAL CURRENT LIABILITIES:	226,823	212,191
Deferred revenue, non-current	86	1,116
Long-term debt and finance leases	736,317	686,938
Long-term operating lease liabilities	22,258	—
Deferred tax liabilities	7,334	8,406
Other non-current liabilities	30,935	34,771

Total Liabilities	1,023,753	943,422
Stockholders’ Equity
Common stock	10	10
Treasury stock	(30,659)	(30,659)
Additional paid-in capital	817,771	814,488
Subscriptions receivable	(597)	(597)
Accumulated deficit	(1,126,801)	(1,009,458)
Accumulated other comprehensive loss	(69)	(119)

Total Stockholder’s Deficit	(340,345)	(226,335)

Total Liabilties and Stockholders’ Equity	$683,408	$717,087

Global Eagle Entertainment Inc.

Reconciliations of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss to Adjusted EBITDA reconciliation
Net loss	$(41,274)	$(43,228)	$(117,343)	$(127,423)
Interest expense, net	23,881	20,048	67,487	55,399
Income tax expense	4,308	2,852	7,755	1,865
Depreciation and amortization	20,789	24,482	64,265	74,517

EBITDA	7,704	4,154	22,164	4,358
Depreciation and amortization from equity method investments	2,191	2,415	6,485	7,122
Change in fair value of financial instruments	6	196	(932)	287
Other expense, net	202	588	486	936
Stock-based compensation expense	1,744	3,918	5,360	9,785
Strategic-transaction, integration and realignment expenses	2,837	4,259	12,738	13,113
Internal-control and delayed audit expenses	2,414	2,057	8,222	19,610
Loss on disposal of fixed assets	26	419	383	403
Non-ordinary-course legal expenses	7,685	409	8,867	409
Losses on significant customer bankruptcies	249	—	2,188	—
Expenses incurred in connection with grounded aircraft	301	—	633	—

Adjusted EBITDA	$25,359	$18,415	$66,594	$56,023

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash Flow from Operations to Free Cash Flow reconciliation
Cash used in operations	$(9,972)	$(26,638)	$(8,000)	$(69,465)
Purchases of property and equipment	(4,346)	(9,051)	(17,788)	(33,523)

Free Cash Flow	$(14,318)	$(35,689)	$(25,788)	$(102,988)

See “About Non-GAAP Financial Measures” above, including our definition of Adjusted EBITDA and Free Cash Flow described therein.